EXHIBIT 10.8

Gaia Inc.

Long-Term Deferred Equity Compensation Plan

1. Purpose. The purpose of this Gaia, Inc. Long-Term Deferred Equity Compensation Plan is to help align the interests of eligible participants with those of the Company’s shareholders and to help attract, retain and motive key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is dependent.

2. Definitions. Wherever the following terms are used herein, they shall have the following meanings:

“Award” means a grant of Restricted Stock Units.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award.

“Award Cycle” means a five-year period beginning on the first Award Date in a given Award Cycle during which the Committee (or the Chairman) may Award RSUs.

“Award Date” means the date on which an Award is made by the Committee or the Chairman hereunder.

“Board” means the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 6 hereof.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as the Board may appoint to administer the Plan.

“Company” means Gaia, Inc., dba Gaiam TV, a Colorado corporation.

“Eligible Person” means any employee, officer or director of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of the date of determination, the closing price of a Share as reported on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and the closing asked price on such date as quoted on the New York Stock Exchange or such other market in which such prices are regularly quoted. If the Shares are not traded on any exchange, Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable.

“Participant” or “Grantee” means an Eligible Person who is granted an Award under the Plan.

“Plan” means the Gaia, Inc. Long-Term Deferred Equity Compensation Plan as set forth herein, and as may be amended from time to time.

“Restricted Stock Unit” or “RSU” means the right to receive one Share from the Company on the terms of the Plan and the Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Company’s Class A common shares, par value $ 0.0001 per share.

3. Administration.

3.1 Committee. The Plan shall be administered by the Committee, provided that the full Board may perform any function of the Committee hereunder (in which case, the term “Committee” shall refer to the Board). No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or Award thereunder. The Committee, in its discretion, and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan, to any person or persons selected by it, which delegation may be revoked by the Committee at any time.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) select those Eligible Persons to whom Awards shall be granted under the Plan, after taking into account the recommendation of the Company’s Chairman, (ii) determine the times at which Awards may be granted, and the number of RSUs subject to each Award, (iii) determine the terms and conditions of each Award, (iv) interpret and construe the provisions of the Plan and terms of the Awards, and (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to the adjustment provisions below, the number of Shares with respect to which Awards may be issued or delivered under the Plan shall not exceed the equivalent of ten percent of fully diluted shares. Any Shares delivered in respect of Awards under the Plan shall consist of authorized and unissued shares, or treasury shares.

4.2 Share Replenishment. To the extent that any Award under the Plan is canceled, forfeited or otherwise terminated during an Award Cycle without delivery of Shares to the Participant, such Shares shall be available for future Awards under the Plan, provided that any Shares underlying RSUs that are forfeited within two-and-one-half (2 1/2) years of the first day of any Award Cycle may only be used to grant additional RSUs with respect to that Award Cycle and any forfeited RSUs after such two-and-one-half year period may not be used for Awards in that Award Cycle but shall be available for other award Cycles.

4.3 Adjustments. If any change with respect to the outstanding Shares occurs by reason of an recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate transaction, or any other change affecting the Shares, the Committee shall, in the manner and to the extent it deems equitable adjust the number and kind of Shares subject to outstanding RSUs.

5. Eligibility and Terms.

5.1 Grants. During each Award Cycle, the Committee may grant Awards to any Eligible Person selected by it which Award shall be subject to such restrictions, terms and conditions as the Committee may in its discretion determine and set forth in an Award Agreement. Notwithstanding the foregoing, during each Award Cycle, the Company’s Chairman shall be entitled to grant Awards to any Eligible Person who is not a “named executive officer” (as such term is defined in the securities laws), provided that any such grant shall be subject to and consistent with guidelines previously agreed to by the Committee. The Chairman shall notify the Committee of any such Award, including the Eligible Person(s) to whom an Award has been made and the number of RSUs that were granted pursuant to the Award, at the Committee meeting following such grant.

5.2 Vesting. The RSUs shall vest at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award Agreement.

5.3 Delivery of Shares. As RSUs vest, the Company shall deliver a corresponding number of Shares at the time or times set forth in the Award Agreement.

5.4 Dividend Equivalents. Restricted Stock Units may be credited with dividend equivalents with respect to the Shares subject to the Restricted Stock Units, as set forth in the Award Agreement. Such dividend equivalents will be paid at the time the underlying Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

5.5 No Rights as Shareholder. Participants shall have no dividend, voting, or any other rights as a stockholder of the Company with respect to any Restricted Stock Units. The rights of the recipient of Restricted Stock Units to benefits under the Plan shall be solely those of a general, unsecured creditor of the Company.

6. Change in Control.

6.1 Effect of Change in Control. In the event of a Change in Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; and (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards.

6.2 Definition of Change in Control. For purposes of the Plan, unless otherwise defined in an Award Agreement, “Change in Control” shall mean:

(a) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act immediately after which such person or group has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; or

(b) the consummation of (A) a merger, consolidation or reorganization involving the Company, unless the company resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Plan and the shareholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) a sale or transfer of all or substantially all of the assets of the Company.

7. Transfer Restrictions. No Award granted under the Plan may be sold, transferred, assigned, hypothecated or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise specifically approved by the Committee. Any such action shall be null and void and shall result in the immediate forfeiture of the entire Award made to the Participant who attempted to effect such transfer.

8. Restrictive Covenants.

8.1 Non-Disparagement/Non-Competition/Non-Solicitation. (1) (A) Non-Disparagement. During Grantee’s employment and thereafter, Grantee will not make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to discourage suppliers, customers or employees of the Company or otherwise have a negative impact or adverse effect on the Company. (B) Post-employment Assistance. Following Grantee’s employment, Grantee will provide assistance reasonably requested by the Company in connection with actions taken by Grantee while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Grantee was employed. (C) Confidential Information. In consideration of the Award, the Grantee agrees (i) not to disclose to any third party any trade secrets or any other confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, expansion plans, potential acquisitions, terms of any acquisition or potential acquisition or the existence of any negotiations concerning the same or any similar non-public information relating to the Company’s internal operations, business policies or practices) acquired during Grantee’s employment by the Company or after the termination of such employment, or (ii) use or permit the use of any of the Company’s trade secrets or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company. (D) Non-Competition/Non-Solicitation. Without the prior written consent of the Company, signed by the Company’s Chairman, Grantee will not, during the term of Grantee’s employment by the Company or for a period of two (2) years thereafter accept employment with, serve as a consultant to, or accept compensation from any person, firm or corporation (including any new business started by Grantee, either alone or with others) whose products and or services compete with those offered by the Company, in any geographic market in which the Company is then doing business or to Grantee’s knowledge plans to do business. Without the prior written consent of the Company, signed by the Company’s Chairman, Grantee will not, during the term of

Grantee’s employment by the Company or for a period of five (5) years thereafter (i) contact or solicit any customers of the Company for the purposes of diverting any existing or future business of such customers to a competing source, (ii) contact or solicit any vendors to the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such vendor to alter or terminate his, her or its business relationship with the Company, or (iii) contact or solicit any employees of the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with the Company.

8.2 Enforcement of Rights. (A) The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. Grantee agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. (B) Grantee agrees that this covenant is reasonable with respect to its duration, geographic area and scope. It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 8 shall be adjudicated to be invalid or unenforceable, this Section 8 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 8 in the particular jurisdiction in which such adjudication is made.

9. General Provisions.

9.1 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written form approved by the Committee setting forth the principal terms of the Award. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan or as are expressly set forth in the Award Agreement.

9.2 No Right to Continued Employment. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the company’s employ or service; interfere in any way with the right of the Company to terminate such individual’s employment or service at any time; or give an Eligible Person or Participant any claim to be granted an Award under the Plan or to be treated uniformly with other Participants or employees.

9.3 Delivery of Shares. The Committee may determine, in its discretion, the manner of delivery of Shares, as the case may be, to be issued under the Plan, which may be by delivery of share certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate.

9.4 Securities Law Compliance. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by securities laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Share issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Share. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that Shares are being acquired only for investment purposes and without any current intention to sell or distribute such Share.

9.5 Tax Withholding. The Participant shall be responsible for payment of any federal, state or local taxes required by law to be paid or withheld as a result of an Award. Any required withholdings shall be paid or, in the discretion, and with the express written consent, of the Committee, otherwise satisfied by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. At the election of the Company, such withholding amounts may be paid by check payable to the Company, in previously-owned Shares, by the Company withholding Shares issuable or deliverable hereunder, or in any combination of the above, provided that the Company is not required to accept fractional shares in payment.

9.6 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

9.7 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Colorado without regard to the principles of conflicts of laws.

9.8 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan. Notwithstanding the foregoing, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of a majority of the RSUs held by Participants in a given Award Cycle.

9.9 Section 409A. To the extent any Award under this Plan is considered to be subject to Section 409A of the Internal Revenue Code of 1986, such Award is intended to comply, and shall be interpreted and applied consistent, with such section 409A. Any provision of the Plan document that is determined to violate Section 409A shall be void and without effect and any provision that is required to appear in this plan that is not expressly set forth herein shall be deemed to be set forth herein and the Plan shall be administered in all respects as if such provision(s) were expressly set forth herein.